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                            EXHIBIT (23)(b)
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                    CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of up to 192,883 shares of its common stock, and related preferred share purchase rights. We also consent to the inclusion in the referenced Registration Statement of our report dated March 20, 1996 with respect to the consolidated financial statements of Canadian Bancshares, Inc. and subsidiary.



                              /s/ Boatright Kelly & Co.


Amarillo, Texas
May 2, 1996